Exhibit 10.9

EXECUTION VERSION

THIRD AMENDMENT dated as of March 1, 2016 (this “Third Amendment”), to the Credit Agreement dated as of December 15, 2014 (as amended by that certain First Amendment dated as of March 31, 2015, that certain Second Amendment dated as of September 28, 2015, that certain Resignation of Administrative Agent and Appointment of Administrative Agent Agreement dated as of February 4, 2016, and as it may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Willbros Group, Inc., a Delaware corporation (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, KKR Credit Advisors (US) LLC, as Arranger (the “Arranger”), and Cortland Capital Market Services LLC, as Administrative Agent (in such capacity, the “Administrative Agent”).
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WHEREAS, the Loan Parties, the Administrative Agent and the Lenders are parties to the Credit Agreement, pursuant to which the Lenders made Tranche B Loans to the Borrower.
WHEREAS, the Borrower has requested that (a) the testing of the financial covenants set forth in Sections 6.15 and 6.16 of the Credit Agreement be suspended during the Covenant Test Suspension Period (as defined herein) and (b) certain financial covenant levels set forth in Sections 6.15 and 6.16 of the Credit Agreement be amended.
WHEREAS, pursuant to, and in compliance with the requirements of, Section 10.01 of the Credit Agreement, each Lender is willing to agree to the Borrower’s requests, in each case on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in further consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:
SECTION 1.Defined Terms. Capitalized terms used but not defined herein (including the recitals hereto) shall have the meanings assigned to such terms in the Credit Agreement.
SECTION 1.    Amendments to the Credit Agreement. As of the Third Amendment Effective Date (as defined below), the Credit Agreement is hereby amended as follows:
(a)    Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms in appropriate alphabetical order:
““Third Amendment” means the Third Amendment dated as of March 1, 2016, to this Agreement.”
““Third Amendment Effective Date” means March 1, 2016.”

(b)    Section 1.01 of the Credit Agreement is hereby amended by deleting each of the defined terms “Second Amendment Covenant Test Suspension Period”, “Professional Services Disposition Completion Date” and “Professional Services Disposition Outside Date” in its entirety.
(c)    The definition of “Consolidated EBITDA” set forth in Section 1.01 of the Credit Agreement is hereby amended by adding the following language at the end of such definition:
“Notwithstanding anything to the contrary in this definition or otherwise herein or in any other Loan Document, Consolidated EBITDA for the four fiscal quarter period ending September 30, 2016 shall be equal to (a)(x) the Consolidated EBITDA for the fiscal quarter ending June 30, 2016 plus (y) the Consolidated EBITDA for the fiscal quarter ending September 30, 2016 multiplied by (b) two (2).”
(d)    The definition of “Covenant Test Suspension Period” set forth in Section 1.01 of the Credit Agreement is hereby amended by amending and restating such defined term in its entirety as follows:
““Covenant Test Suspension Period” means the fiscal quarters ending December 31, 2014, March 31, 2015, June 30, 2015, September 30, 2015, December 31, 2015, March 31, 2016 and June 30, 2016.”
(e)    Section 2.06 of the Credit Agreement is hereby amended by adding a new clause (h) thereto, reading in its entirety as follows:
“(h) Option to Decline.  Any mandatory prepayment required to be made pursuant to Section 2.06(c) may be declined in whole or in part by any Lender without prejudice to such Lender’s rights hereunder to accept or decline any future payments in respect of any mandatory prepayment, by providing notice to the Administrative Agent no later than 5:00 p.m. one (1) Business Day (or such other later date acceptable to the Administrative Agent) prior to the date of such prepayment. If a Lender chooses not to accept payment in respect of a mandatory prepayment in whole or in part, the other Lenders that accept such mandatory prepayment shall have the option to share such proceeds on a pro rata basis (and if declined by all Lenders such declined proceeds shall be retained by the Loan Parties) on or before the date otherwise due hereunder; provided that, to the extent such mandatory prepayment is declined by all Lenders, such prepayment may be retained by the Borrower.”
(f)    Section 6.15 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“6.15    Minimum Interest Coverage Ratio. Permit the Interest Coverage Ratio as of the last day of any fiscal quarter, commencing with the fiscal quarter ending December 31, 2014, to be less than the ratio set forth below with respect to such fiscal quarter:

Fiscal Quarter	Minimum Interest Coverage Ratio
Fiscal quarter ending September 30, 2016	1.75 to 1.00
Fiscal quarter ending December 31, 2016	1.75 to 1.00
Fiscal quarter ending March 31, 2017	2.50 to 1.00
Fiscal quarters ending June 30, 2017 and thereafter	2.75 to 1.00

(g)    Section 6.16 of the Credit Agreement is hereby and restated in its entirety as follows:
“6.16    Maximum Total Leverage Ratio. Permit the Total Leverage Ratio as of the last day of any fiscal quarter, commencing with the fiscal quarter ending December 31, 2014, to exceed the ratio set forth below with respect to such fiscal quarter:

Fiscal Quarter	Maximum Total Leverage Ratio
Fiscal quarter ending September 30, 2016	4.50 to 1.00
Fiscal quarter ending December 31, 2016	4.50 to 1.00
Fiscal quarter ending March 31, 2017	3.25 to 1.00
Fiscal quarters ending June 30, 2017 and thereafter	3.00 to 1.00

(h)    Section 6.19 of the Credit Agreement is hereby amended by amending and restating the proviso therein in its entirety as follows:
“provided that the financial covenants set forth in Sections 6.15 and 6.16 (with respect to the periods prior to September 30, 2016, as they would have been in effect prior to the Third Amendment Effective Date) shall be applicable for all other purposes tested or referenced under this Agreement as if in effect during the Covenant Test Suspension Period.”
(i)    Section 6.20 of the Credit Agreement is hereby amended and restated it its entirety as follows:
“[Reserved].”
SECTION 2.    Conditions to Effectiveness of Third Amendment. This Third Amendment shall become effective on the first date (the “Third Amendment Effective Date”) on which:

(a)    The Arranger and the Administrative Agent (or their respective counsels) shall have received duly executed counterparts hereof that, when taken together, bear their respective signatures and the signatures of the Borrower and each Lender;
(b)    The Arranger and the Administrative Agent (or their respective counsels) shall have received a certificate dated the Third Amendment Effective Date from a Responsible Officer of the Borrower certifying that:
(i)    The Borrower and its Subsidiaries, taken as a whole, after giving effect to this Third Amendment, are Solvent as of the Third Amendment Effective Date;
(ii)    No Default or Event of Default has occurred and is continuing as of the Third Amendment Effective Date;
(iii)    All representations and warranties of the Loan Parties set forth in Article IV of the Credit Agreement are true and correct as of the Third Amendment Effective Date in all material respects (except that to the extent any representation and warranty is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, such representation and warranty shall be true and correct in all respects as of the Third Amendment Effective Date), except to the extent that any such representation and warranty relates solely to an earlier date, in which case such representation and warranty was true and correct in all material respects (except that to the extent any representation and warranty is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, such representation and warranty was true and correct in all respects) as of such earlier date; and
(iv)    The Organizational Documents of each Loan Party, including all amendments thereto, delivered to the Administrative Agent (or its predecessor in such capacity) on December 15, 2014 pursuant to the Credit Agreement, on March 31, 2015 pursuant to the First Amendment, on September 28, 2015 pursuant to the Second Amendment or on any other date prior to the Third Amendment Effective Date pursuant to any Joinder Agreement to the Credit Agreement, remain in full force and effect as of the Third Amendment Effective Date and have not been amended, waived or supplemented since such date of delivery to the Third Amendment Effective Date; and
(c)    The Borrower shall have paid all fees due and payable pursuant to that certain Third Amendment Fee Letter dated as of even date herewith.
SECTION 3.    Representations and Warranties. Each Loan Party represents and warrants as of the Third Amendment Effective Date as follows:
(a)    Authority Etc. Each of the Loan Parties has the requisite organizational power and authority to execute, deliver and perform this Third Amendment. The execution, delivery and performance by each Loan Party of this Third Amendment (i) have been duly authorized by all necessary organizational action on the part of such Loan Party, (ii) do not and will not (A) contravene the terms of such Loan Party’s Organizational Documents, (B) violate any Legal Requirement or (C) conflict with or result in any breach or contravention of, or the creation of any Lien (other than any Lien created under the Loan Documents and Liens created under the ABL Documents) under, (1) the provisions of any indenture, instrument or agreement to which such Loan Party is a party or by which it or its property is bound or (2) any order injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject, except, in the case of clauses (ii)(B) and (ii)(C) above, to the extent any of the foregoing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No authorization, approval, consent, exemption or other action by, or notice to or filing with, and Governmental Authority is necessary or required on the part of any Loan Party in connection with the execution, delivery and performance by any Loan Party of this Third Amendment, except (I) as such have been obtained or made and are in full force and effect, and (II) actions by, and notices to or filings with, Governmental Authorities (including the SEC) that may be required in the ordinary course of business from time to time or that may be required to comply with the express requirements of the Loan Documents.
(b)    Enforceability. This Third Amendment has been duly executed and delivered by each Loan Party. This Third Amendment constitutes a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar law affecting creditors’ rights generally or general principles of equity.
(c)    Representations and Warranties. After giving effect to this Third Amendment, the representations and warranties contained in each Loan Document are true and correct in all material respects (except that such materiality qualifier shall be not applicable to any representations and warranties that already are qualified or modified by the materiality in the text thereof) on and as of the date hereof, as though made on and as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date, in which case, such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date).
(d)    No Default. No Default or Event of Default has occurred and is continuing as of the date hereof.
SECTION 4.    Reaffirmation and Ratification. The Loan Parties hereby:
(a)    acknowledge and agree that the Liens and security interests created under the Security Agreement and the other Security Documents in favor of the Administrative Agent for the benefit of the Secured Parties and securing payment of all “Obligations” (including, without limitation, all prior loans or advances made to the Borrower by the Lenders) outstanding pursuant to the Credit Agreement shall remain in full force and effect with respect to the Obligations and are hereby and thereby reaffirmed,

(b)    acknowledge and reaffirm their respective obligations as set forth in each Loan Document (as amended or otherwise modified by this Third Amendment), including, without limitations, all Obligations under the Credit Agreement and the other Loan Documents (as amended or otherwise modified by this Third Amendment),
(c)    agree to continue to comply with, and be subject to, all of the terms, provisions, conditions, covenants, agreements and obligations applicable to them set forth in each Loan Document (as amended or otherwise modified by this Third Amendment), which remain in full force and effect, and
(d)    confirm, ratify and reaffirm that (i) the guarantees and indemnities given by them pursuant to the Credit Agreement and/or any other Loan Documents continue in full force and effect, following and notwithstanding the amendments thereto pursuant to this Third Amendment, and (ii) the security interest granted to Administrative Agent, for the benefit of the Secured Parties, pursuant to the Loan Documents in all of their right, title, and interest in all then existing and thereafter acquired or arising Collateral in order to secure prompt payment and performance of the Obligations, is continuing and is and shall remain unimpaired and continue to constitute a first priority security interest (subject to Permitted Liens) in favor of the Administrative Agent, for the benefit of the Secured Parties, with the same force, effect and priority in effect immediately prior to entering into this Third Amendment.
SECTION 5.    Release. Each Loan Party hereby remises, releases, acquits, satisfies and forever discharges the Arranger, the Administrative Agent, the Lenders and their respective agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Arranger, the Administrative Agent or the Lenders (“Releasees”), of and from any and all manner of actions, causes of action, suits, damages, claims and demands, in each case, that as of the date hereof are known or reasonably should be known to such Loan Party, in law or in equity, which such Loan Party ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against the Releasees, for, upon or by reason of any matter, cause or thing whatsoever through the date hereof (it being understood that nothing in this sentence shall release or otherwise affect the covenants of the Releasees under the Credit Agreement and the other Loan Documents, in each case, after the Third Amendment Effective Date). Without limiting the generality of the foregoing, each Loan Party hereby waives and affirmatively agrees not to allege or otherwise pursue any actions, causes of action, suits, damages, claims and demands that it shall or may have as of the date hereof against any Releasees in connection with the Credit Agreement or the other Loan Documents, including, but not limited to, the rights to contest (a) the right of the Arranger, the Administrative Agent and each Lender to exercise its rights and remedies described in the Credit Agreement, (b) any provision of the Credit Agreement or the other Loan Documents or (c) any conduct of the Arranger, the Administrative Agent, the Lenders or other Releasees relating to or arising out of the Credit Agreement or the other Loan Documents on or prior to the date hereof.
SECTION 6.    Estoppel. To induce the Arranger, the Administrative Agent and the Lenders to enter into this Third Amendment, each Loan Party hereby acknowledges and agrees that,

after giving effect to this Third Amendment, as of the date hereof, to the knowledge of any Loan Party, there exists no right of offset, defense, counterclaim or objection in favor of any Loan Party as against the Arranger, the Administrative Agent or any Lender with respect to the Obligations.
SECTION 7.    Effects on Loan Documents. Except as specifically amended herein or pursuant hereto, all provisions of the Credit Agreement and the other Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Except as otherwise expressly provided herein, the execution, delivery and effectiveness of this Third Amendment shall not operate as a waiver of any right, power or remedy of any Lender, the Arranger or the Administrative Agent under any of the Loan Documents or constitute a waiver or consent of any provision of the Loan Documents or to any further or future action on the part of the Loan Parties that would require a waiver or consent of the Majority Lenders or the Administrative Agent.
SECTION 8.    GOVERNING LAW; WAIVER OF JURY TRIAL. THIS THIRD AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY AGREES AS SET FORTH FURTHER IN SECTION 10.13 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WAS SET FORTH IN FULL HEREIN, MUTATIS MUTANDIS.
SECTION 9.    Loan Document. This Third Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. From and after the Third Amendment Effective Date, the terms “Agreement”, “this Agreement”, “herein”, “hereafter”, “hereto”, “hereof” and words of similar import, as used in the Credit Agreement and the other Loan Documents, shall refer to the Credit Agreement as amended hereby.
SECTION 10.    Execution in Counterparts. This Third Amendment may be executed in counterparts (and by different parties hereto in different counterparts), including by means of facsimile or electronic transmission, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.
[signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

WILLBROS GROUP, INC.
By:	/s/ Peter W. Arbour
Name:	Peter W. Arbour
Title:	Authorized Representative

Signature Page to Third Amendment

CORTLAND CAPITAL MARKET SERVICES LLC, as Administrative Agent,
By:	/s/ Polina Arsentyeva
Name:	Polina Arsentyeve
Title:	Associate Counsel

Signature Page to Third Amendment

ACKNOWLEDGED AND AGREED BY:

CHAPMAN CONSTRUCTION CO., L.P.
CHAPMAN CONSTRUCTION MANAGEMENT CO., INC.
CONSTRUCTION TANK SERVICES, LLC
LINEAL INDUSTRIES, INC.
TRAFFORD CORPORATION
WILLBROS CONSTRUCTION (U.S.), LLC
WILLBROS ENGINEERING & SERVICES, LLC
WILLBROS T&D SERVICES, LLC
WILLBROS UNITED STATES HOLDINGS, INC.
WILLBROS UTILITY T&D GROUP COMMON PAYMASTER, LLC
WILLBROS UTILITY T&D HOLDINGS, LLC
WILLBROS UTILITY T&D OF NEW YORK, LLC
WILLBROS WEST COAST SERVICES, INC.

By:	/s/ Peter W. Arbour
Name:	Peter W. Arbour
Title:	Authorized Representative

WILLBROS ENGINEERING & SERVICES, LLC

By:	/s/ Brian R. Hay
Name:	Brian R. Hay
Title:	President

Signature Page to Third Amendment

KKR LENDING PARTNERS II L.P.,
as a Lender

By: /s/ Philip Davidson
Name: Philip Davidson
Title: Authorized Signatory

CORPORATE CAPITAL TRUST, INC.,
as a Lender

By: /s/ Philip Davidson
Name: Philip Davidson
Title: Authorized Signatory

KKR LENDING PARTNERS FUNDING LLC,
as a Lender

By: /s/ Philip Davidson
Name: Philip Davidson
Title: Authorized Signatory

KKR-VRS CREDIT PARTNERS L.P.,
as a Lender

By:/s/ Philip Davidson
Name: Philip Davidson
Title: Authorized Signatory

KKR LENDING PARTNERS FUNDING III LLC, as a Lender

By: /s/ Philip Davidson
Name: Philip Davidson
Title: Authorized Signatory

KKR CREDIT SELECT FUNDING LLC,
as a Lender

By: /s/ Philip Davidson
Name: Philip Davidson
Title: Authorized Signatory

Signature Page to Third Amendment

LINCOLN INVESTMENT SOLUTIONS, INC.,
as a Lender

By: /s/ Philip Davidson
Name: Philip Davidson
Title: Authorized Signatory

KKR CREDIT ADVISORS (US) LLC,
as Arranger

By:/s/ Philip Davidson
Name: Philip Davidson
Title: Authorized Signatory

Signature Page to Third Amendment